UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2010

SOLITARIO EXPLORATION & ROYALTY CORP.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-32978 (Commission File Number)	84-1285791 (I.R.S. Employer Identification No.)

4251 Kipling Street, Suite 390
Wheat Ridge, CO 80033
(Address of principal executive offices)

Registrant's telephone number, including area code:	(303) 534-1030

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

During the preparation of its financial results for the year ended December 31, 2009, Solitario Exploration & Royalty Corp. (NYSE Amex: XPL; TSX: SLR) identified an error in its previously reported financial statements. Solitario has determined that payments received from Anglo Platinum, Ltd. ("Anglo") by its Pedra Branca Mineracao, Ltd ("PBM") subsidiary should have been recorded as deferred noncontrolling shareholder payments, a deferred capital account, in the liability section of Solitario's balance sheet. Previously Solitario recorded the payments as additional paid-in-capital and noncontrolling interest or as credits to exploration expense.

Solitario's management and the Audit Committee of its Board of Directors have discussed this matter with Ehrhardt Keefe Steiner & Hottman PC, Solitario's independent registered public accounting firm. Based on these discussions, and upon the recommendation of management, on February 4, 2010 Solitario's Audit Committee concurred with management's conclusion that Solitario will need to restate its historical financial statements to record the deferred noncontrolling shareholder payments in the liability section of Solitario's balance sheet, and corresponding adjustments to additional paid-in-capital, accumulated deficit and noncontrolling interest for its previously issued financial statements for 2008 and 2007 and to record deferred noncontrolling shareholder payments and corresponding adjustments to accumulated deficit and additional exploration expense for the period between 2003 and September 30, 2007 when the payments from Anglo were recorded as credits to exploration expense. Accordingly, the Audit Committee concluded that Solitario's financial statements relating to periods beginning on and after January 1, 2007 should no longer be relied upon, including financial statements for years ending December 31, 2007 and 2008.

The correction of Solitario's financial statements will have no effect on previously reported cash, assets, working capital or cash flows for the year ended December 31, 2008. The correction will have no effect on previously reported revenues or net income in the statement of operations in 2008 or the interim periods ended March 31, June30, or September 30, 2009.

Solitario's management and the Audit Committee have also concluded that the recording of payments received from Anglo as a credit to exploration expense prior to September 2007 and as additional paid-in-capital and minority interest subsequent to that date rather than as deferred noncontrolling shareholder payments was unintentional, and no misdeed or fraud was involved in any respect.

In conjunction with the Audit Committee, Solitario's management has determined that the error is a result of a "material weakness" in its internal controls over financial reporting, as such term is defined by Securities and Exchange Commission Rule 1-02(a)(4) of Regulation S-X. Solitario is in the process of remediating this internal control deficiency, including providing additional training for its personnel to address the various nuances in accounting for deferred noncontrolling shareholder payments to help ensure such errors do not re-occur in the future.

Solitario is committed to resolving this issue as expeditiously as possible and intends to incorporate the restatement of its previously issued annual financial statements in its 2009 Annual Report on Form 10-K, which Solitario intends to complete by mid-February 2010.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits	Exhibit Description
99.1	Solitario Exploration & Royalty Corp. press release dated February 5, 2010

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

February 5, 2009

Solitario Exploration & Royalty Corp.

By:	/s/ James R. Maronick
James R. Maronick, Chief Financial Officer

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